JACK IN THE BOX INC.
NON EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD
UNDER THE 2004 STOCK INCENTIVE PLAN
THIS AGREEMENT is made as of <<date>> between JACK IN THE BOX INC., a Delaware corporation (the “Company”), and «full name» (the “Awardee”).
RECITALS
The Compensation Committee (the “Committee”) of the Board of Directors of the Company which administers the Company’s 2004 Stock Incentive Plan (the “Plan”), has granted to the Awardee as of <<date>>,(the “Grant Date”), this award of Restricted Stock Units (RSUs), on the terms and conditions set forth herein.
AGREEMENT
In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
1.RESTRICTED STOCK UNIT AWARD. The Committee hereby grants «NUMBER_OF_SHARES» shares of RSUs (the “Award”) to the Awardee on the terms and conditions set forth herein. All of the RSUs are nonvested as of the Grant Date. Upon vesting and settlement, a portion of the shares of Stock that are delivered to the Awardee will be subject to an additional holding period requirement, as described in Section 4.
2.    VESTING. Notwithstanding any other provision of the Plan to the contrary, and except as provided in Section 8 (Termination of Service) and Section 11 (Terminating Transactions) of this Agreement, this Award shall vest 100% on the first business day 12 months from the Grant Date (<<Vest Date>>). No portion of this Award shall become vested prior to the first anniversary of the Grant Date except as provided in Section 8 or Section 11 of this Agreement.
3.    DEFERRAL ELECTION. An Awardee may elect to defer this Award, provided such election is made on a timely basis in compliance with the requirements of Internal Revenue Code Section 409A and the regulations and other guidance issued thereunder (collectively, “Code Section 409A”). An Awardee’s election with respect to the deferral of an Award shall be submitted in writing and in a form reasonably acceptable to the General Counsel within the time period established by the Company in accordance with the preceding sentence. If an Awardee has made such an election, distribution of the Award shall be deferred until the earliest of the date or event specified in Section 6(b), 6(c) or 6(d), as applicable. An Awardee who fails to make an express election with respect to the deferral of an Award shall be deemed to have elected not to defer the Award.
4.     HOLDING PERIOD REQUIREMENT. As a condition to receipt of this Award, Awardee hereby agrees to hold and not transfer under any circumstances 50% (rounded up to the nearest whole share) of the shares of Stock issued pursuant to RSUs that become vested until the Awardee’s termination of service to the Company.
5.    CONSIDERATION. This Award has been granted in consideration of the Awardee’s continued service as a Director and acceptance by the Awardee of the terms and conditions set forth in the Plan and in the Agreement.
6.    DISTRIBUTION. An Award that has become vested in accordance with any Section of this Agreement shall be distributed to the Awardee in the form of one share of common stock of the Company (“Common Stock”) for each Restricted Stock Unit subject to the Award (including any additional Restricted Stock Units credited to the Award pursuant to Section 12, but with any fractional Restricted Stock Units rounded down to the nearest whole number) in a single lump sum. Such distribution shall occur on the earliest of the following:
(a)     if the Awardee has not made an election with respect to the deferral of the Award pursuant to Section 3, upon the vesting of the Award in accordance with Section 2 (or within 30 days thereafter, as determined by the Company in its sole discretion);
(b)    if the Awardee has made an election with respect to the deferral of the Award pursuant to Section 3, upon the fixed date specified by the Awardee in such election (which fixed date must be after the scheduled vesting date in Section 2) (or within 30 days thereafter, as determined by the Company in its sole discretion), provided that the designation of a fixed date is permitted by the Company in such election;
(c)    upon the Awardee’s termination of service as a Director for any reason in accordance with Section 8 (or within 30 days thereafter, as determined by the Company in its sole discretion), subject to any required delay under Code Section 409A as described in Section 8; and
    (d)     upon a Change in Control in accordance with Section 11 (or within 30 days thereafter, as determined by the Company in its sole discretion), provided that such Change in Control also constitutes a “change in control event” under Code Section 409A.
The certificates for the Award Shares shall be registered in the name of the Awardee (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).
7.    NONTRANSFERABILITY OF AWARD. This Award is not transferable otherwise than by will or the laws of descent and distribution. This Award shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Award otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Award, or upon the levy of any execution, attachment or similar process upon this Award, this Award shall immediately terminate and become null and void.
8.    TERMINATION OF SERVICE. If the Awardee’s service as a Director terminates for any reason, then this Award shall be considered 100% vested on such termination of service and distributed to the Awardee in the form and within the applicable time period described in Section 6, or to the person or persons to whom Awardee’s rights under the Award have passed by will or by applicable laws of descent and distribution; provided, however, that (i) for purposes of this Agreement, the term “termination of service” shall have the same meaning as the term “separation from service” under Code Section 409A and (ii) if the Awardee is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) at the time of such termination of service, then the Award shall be distributed in the form described in Section 6 on the date that is six (6) months and one (1) day following the date of such termination of service or, if earlier, the date of the Awardee’s death.
9.    LEGALITY. The Company is not required to issue any shares of Common Stock subject to this Award until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully complied with.
If shares of Common Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if the Awardee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s Counsel that the restrictions are no longer applicable.
10.    ADJUSTMENTS IN STOCK. Subject to the provisions of the Plan, if the outstanding shares of the Company of the class subject to this Award are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments, to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award consistent with any and all changes stipulated above, and any fractional shares resulting from adjustments will be rounded down to the nearest whole number.
11.    TERMINATING TRANSACTIONS. Upon the dissolution or liquidation of the Company prior to the Award becoming 100% vested, this Award shall terminate. Upon the occurrence of a Change in Control, this Award shall be considered 100% vested as of the date of the Change in Control and distribution will be made in the form and within the applicable time period described in Section 6; provided, however, that a distribution will only be made pursuant to this Section 11 if such Change in Control also constitutes a “change in control event” under Code Section 409A.
12.    DIVIDENDS. If the Awardee has made an election with respect to the deferral of the Award pursuant to Section 3 and the Award has become vested, then the Award shall be credited with additional Restricted Stock Units (and any fractions thereof) with respect to the vested deferred Restricted Stock Units (and any fractions thereof) subject to the Award as dividend equivalents at such time(s), if any, that cash dividends are paid on the Common Stock. The number of additional Restricted Stock Units (and any fractions thereof) to be credited shall be determined by multiplying the number of vested Restricted Stock Units (and fractions thereof) deferred by the Awardee (which shall include any Restricted Stock Units (and fractions thereof) credited to the Award in connection with dividends under this Section 12), times the dollar amount of the cash dividend per share of Common Stock, then dividing by the Market Value (as defined below) of a share of Common Stock on the dividend payment date, and then rounding to the nearest hundredth. Any additional Restricted Stock Units (and any fractions thereof) credited to an Award under this Section 12 shall be vested immediately upon the time of such crediting.
For purposes of this Section 12, “Market Value” shall mean the average of the closing prices of the Common Stock as quoted on the NASDAQ Global Select Market during the ten (10) trading days immediately preceding the date in question, or, if the Common Stock is not quoted on such market, on the principal national securities market or exchange in the United States registered under the Securities Exchange Act of 1934, as amended, on which the Common Stock is listed, or, if the Common Stock is not then reported thereon, any similar system then in use, as selected by the Board, or if no such quotations are available, the fair market value on the date in question of a share of the Common Stock as determined by a majority of the Directors in good faith.
13.    PLAN CONTROLS. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan as may be amended from time to time, (but no amendment shall adversely affect the Awardee’s rights under this Award) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its subsidiaries and all former, present and future employees of the Company or its subsidiaries. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.
14.    ARBITRATION. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan and this agreement and any other disputes or claims relating to or arising out of the Plan and this Agreement shall be fully, finally and exclusively resolved by binding arbitration conducted in San Diego, California, by either (i) the American Arbitration Association in accordance with its rules and procedures, or (ii) by any party mutually agreed upon by the Committee and the claimant. By accepting an Award, the Awardee and the Company waive their respective rights to have any disputes or claims tried by a judge or jury.
15.    RIGHTS AS A SHAREHOLDER. Nothing in the Plan or in this Agreement shall confer upon the Awardee any rights as a stockholder with respect to any Award Shares prior to the date of the issuance of a certificate for such Award Shares to the Awardee, except as specified herein.
16.    LAWS APPLICABLE TO CONSTRUCTION. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law.
17.    RECEIPT OF PROSPECTUS. The Awardee hereby acknowledges that he or she has received a copy of the prospectus relating to the Award and the shares covered thereby and the Plan.
18.    GENERAL. The Company shall at all times during the term of this Award reserve and keep available such numbers of shares of Common Stock as will be sufficient to satisfy the requirements of this Award, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
19.    ANNUAL REPORTS. The Company shall during the term of this Award provide to Awardee an annual report regarding the Company.
20.    NOTICES. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail, return receipt requested, or when delivered personally as follows:
(a)    If to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to each of the Awardees;
(b)    If to Awardee, at the address as it appears below Awardee’s signature to this Agreement, or at such other place as Awardee shall have designated by notice as herein provided to the Company; and
(c)    If to any other holder, at such holder’s last address appearing in the Company’s records.
It shall be the responsibility of the Awardee to notify the Company of any changes in address.
21.    MISCELLANEOUS.
(a)    This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by Awardee and the Company, other than as provided in paragraph (g) below. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.
(b)    No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to Awardee.
(c)    Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting Awardee the right to transfer any of his Award except in accordance with this Agreement.
(d)    If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
(e)    The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
(f)    Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
(g)    This Agreement is intended to comply with Code Section 409A and shall be administered in a manner consistent with Code Section 409A. Should any provision of this Agreement be found not to comply with the provisions of Code Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring Awardee’s consent (notwithstanding the provisions of Section 13 or paragraph (a) above), in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A.
(h)    Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.
(i)    This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

IN WITNESS WHEREOF, the Company has caused this Award to be granted on its behalf by its President or one of its Vice Presidents and Awardee has hereunto set his hand on the day and year first above written.

JACK IN THE BOX INC. By: <<Name>>	AWARDEE <<Name>> Signature Name Street Address City and State

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vNov 2014